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                                                                   EXHIBIT 1.11


                             COMMON SENSE(R) TRUST

                Amended and Restated Certificate of Designation
                                       of
                    Common Sense(R) II Emerging Growth Fund

     The undersigned, being the Secretary of Common Sense(R) Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1(b) and Section 9.3 of the Agreement and Declaration of Trust, dated January 29, 1987 (the "Original Declaration", and as amended October 26, 1987, April 8, 1988, February 24, 1992, January 24, 1994, February 2, 1994 and January 27, 1995, the "Existing Declaration", and as further amended hereby, the "Declaration"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on March 13, 1996, the Certificate of Designation effective January 27, 1995, amending the Declaration of Trust to establish the Common Sense(R) II Emerging Growth Fund (the "Fund") as a separate Portfolio of the Trust (the "Certificate"), is hereby amended and restated in its entirety to read as follows (and as so amended, is herein referred to as this "Amended Certificate"):

     1. Pursuant to Section 6.1(b) of the Declaration of Trust, there is hereby established and designated the Common Sense(R) II Emerging Growth Fund (hereinafter referred to as the "Fund"), as a separate Portfolio of the Trust. The beneficial interest in the Fund shall be divided into Shares having a nominal or par value of one cent ($.01) per Share, of which an unlimited number may be issued, which Shares shall represent interests only in the Fund. The Shares of the Fund shall initially be divided into three Classes, designated as Class A Shares, Class B Shares and Class 1 Shares, and an unlimited number of each of such Classes may be issued. The Class A and Class B Shares of the Fund outstanding on the date on which this Amended Certificate is filed with the Secretary of State of The Commonwealth of Massachusetts shall continue as Class A and Class B Shares, respectively, of the Fund, with the preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, provided for by the Certificate of Designation effective January 27, 1995, modified as provided hereby. The Trustees shall have authority from time to time to authorize additional Classes of Shares of the Fund, with such preferences and relative, participating, optional and other special rights, and such qualifications, limitations and restrictions thereof, as they may deem necessary and desirable. The Shares of the Classes provided for hereby have, and except as the Trustees may otherwise provide with respect to a particular Class at the time of authorizing the same, the Shares of any such Classes shall have, the preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, set forth in Section 6.2 of the Declaration of Trust, in each case modified only in the following respects:

         (a) Charges and Loads; Characteristics of Shares. The Trustees shall have authority to adopt for the Shares of the several Classes of the Fund one or more distribution plans pursuant to Rule 12b-1 under the 1940 Act (each such plan, a "Plan"), and to provide that a particular Class or particular Classes of Shares shall be sold with or without a sales charge, that outstanding Shares of such Classes shall bear distribution fees or service fees in amounts


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     which vary from Class to Class, or no such fees, and that they may be subject to a contingent deferred sales charge upon the redemption thereof established pursuant to Section 6.2(g) of the Declaration (a "CDSC"), or no such charge, all as shall be established by the Trustees without any breach of existing law, including without limitation the 1940 Act, and set forth in the Trust's Prospectus for Shares of the Fund, as the same may be amended from time to time (hereinafter, the "Prospectus"). Without limitation of the authority of the Trustees to provide that any additional Classes hereafter authorized by them shall bear such sales charges, fees and CDSCs, or no such charges, fees or CDSCs, as they shall determine, the Classes authorized hereby shall be subject to sales charges, fees and CDSCs as follows:

               (i) Class A Shares shall bear a sales charge and a service fee, but shall not be subject to a CDSC (other than a CDSC payable with respect to redemptions of Shares for which the sales charge has previously been waived pursuant to procedures approved by the Trustees).

               (ii) Class B Shares shall be sold without a sales charge, but shall be subject to a distribution fee and a service fee, and the proceeds of the redemption of such Shares may be subject to a CDSC.

               (iii) Class 1 Shares shall be sold with a sales charge, but shall not be subject to a service fee, a distribution fee or a CDSC, other than a CDSC payable with respect to redemptions of Shares for which the sales charge has previously been waived pursuant to procedures approved by the Trustees.

     (b) Liquidation. Notwithstanding the provisions of Section 6.2(e) of the Declaration, if the Fund shall liquidate or dissolve (whether or not in connection with the liquidation or dissolution of the Trust), the assets distributable to the Shareholders of the Fund in such event shall be allocated among the several Classes of the Fund in proportion to the respective aggregate net asset value of the respective outstanding Shares thereof, and shall be distributed to the Shareholders of each such Class in proportion to the number of Shares of that Class held by them and recorded on the books of the Trust.

     (c) Voting. Without limiting the generality of Section 6.2(f) or of Section
7.1 of the Declaration, and except as otherwise required by the 1940 Act, the Shareholders of each Class of the Fund shall have exclusive voting rights with respect to the provisions of any Plan adopted by the Trustees as applying to such Class and no voting rights with respect to provisions of any Plan applicable to any other Class.

     (d) Net Asset Value. At any time at which the Fund shall have only one Class of Shares outstanding, the net asset value per Share of the Fund shall be the quotient obtained by dividing the value of the net assets of the Fund at such time (being the current value of the assets belonging to the Fund, less its then existing liabilities) by the total number of Shares of the Fund then outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time. At any time at which the Fund shall have more than one Class of Shares outstanding, the net asset value of the several Classes of the Fund shall be separately computed, and may vary from one another. In any such case, the Trustees shall estab-

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lish procedures for the allocation of investment income or capital gains and expenses and liabilities of the Fund among the several Classes of the Fund (including without limitation the Class A Shares, Class B Shares and Class 1 Shares), and the net asset value of the Shares of each Class shall be the quotient obtained by dividing the value of the net assets allocable to such Class at such time (being the current value of the assets allocable to such Class, less its share of the then existing liabilities of the Fund) by the total number of Shares of such Class then outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

     (e) Rights of Fractional Shares. Without limitation of the generality of the provisions of Section 6.2(f) of the Declaration, any fractional Share of any Class shall carry proportionately all the rights and obligations of a whole Share of that Class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of the Fund.

     (f) Conversion Rights; Conversion of Class B Shares. (i) Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide (A) that holders of Shares of any Class of the Fund shall have the right to convert such Shares into shares of any other investment company registered as such under the 1940 Act and designated for that purpose in the Prospectus (an "Eligible Investment Company"), (B) that holders of any Class of Shares of the Fund shall have the right to convert such Shares into Shares of one or more other Classes of the Fund, and (C) that Shares of any Class of the Fund shall be automatically converted into Shares of another Class of the Fund, in each case in accordance with such requirements and procedures as the Trustees may establish.

          (ii) Without limitation of the foregoing, no Class A Share or Class 1 Share of the Fund shall be convertible into Shares of any other Class of the Fund. Each Class B Share of the Fund, other than a Share purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Shares of the Fund, shall be converted automatically, and without any action or choice on the part of the Shareholder thereof, into Class A Shares of the Fund on the Conversion Date thereof, established as provided in the next succeeding sentence. The term "Conversion Date", as to any Class B Share, shall mean either (i) the date that is the first business day in the month following the month which includes the sixth anniversary of the Original Purchase Date (as hereinafter defined) of such Class B Share, determined as provided in the next succeeding sentence, or (ii) any such other date that may be determined by the Trustees and set forth in the Prospectus; provided, that any such other date determined by the Trustees with respect to Class B Shares already outstanding is one that will occur prior to both (A) the date de- termined as provided in clause (i) of this sentence and (B) any other date theretofore de- termined by the Trustees pursuant to this clause (ii). The "Original Purchase Date" of a Class B Share shall be the date on which such Share was first subscribed and paid for by the holder thereof; provided, that if such Share was obtained by the holder through an exchange of shares of another Eligible Investment Company, the Original Purchase Date shall be the Original Purchase Date of the Class B Shares of such other Eligible Investment Company, or if the Shares of such other Eligible Investment Company were


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held as the result of a series of exchanges, the Original Purchase Date of the
Class B Shares of the Eligible Investment Company to which the holder originally subscribed. Class B Shares of the Fund purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Shares of the Fund shall be segregated in a separate sub-account on the Share records of the Fund for each of the Shareholders of record thereof. On any Conversion Date, a number of the Class B Shares held in the sub-account of the Shareholder of record of the Share or Shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the Shareholder, into Class A Shares of the Fund. The number of Shares in the Shareholder's sub-account so converted shall bear the same relation to the total number of Shares maintained in the sub-account on the Class B Conversion Date (immediately prior to conversion) as the number of Shares of the Shareholder converted on such Conversion Date pursuant to this paragraph (ii) bears to the total number of Class B Shares held by the Shareholder on the Conversion Date (immediately prior to conversion) not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Shares.

          (iii) The number of Class A Shares of the Fund into which a Class B Share is converted pursuant to paragraphs (f)(i) and (f)(ii) of this Amended Certificate shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per Share of the Class B Shares for purposes of sales and redemptions thereof on the Conversion Date by the net asset value per Share of the Class A Shares for purposes of sales and redemptions thereof on the Conversion Date.

          (iv) Class B Shares of the Fund that are converted into Class A Shares on any Conversion Date will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (A) the number of Class A Shares into which such Class B Shares have been converted and (B) declared but unpaid dividends to the Conversion Date) will cease. Certificates representing Class A Shares resulting from the conversion need not be issued until certificates representing Class B Shares converted, if issued, have been received by the Trust or its agent duly endorsed for transfer.

          (v) The Trust will appropriately reflect the conversion of Class B Shares of the Fund into Class A Shares on the first periodic statements of account sent to Shareholders of record affected which provide account information with respect to a reporting period which includes the Conversion Date.

     (g) Amendment, etc. Subject to the provisions and limitations of Section
9.3 of the Declaration of Trust and applicable law, this Amended Certificate may be amended by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees); provided, that, if any amendment adversely affects the rights of the Shareholders of the Fund, or of any Class of Shares of the Fund, such amendment may be adopted by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 7.1 of the Declaration of


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Trust of the holders of a majority of all the Shares of the Fund, or of such
Class, as the case may be, outstanding and entitled to vote.

     (h) Incorporation of Defined Terms. All capitalized terms used in this Amended Certificate which are not otherwise defined herein shall have the same meanings as are assigned to those terms in the Existing Declaration, as on file with the Secretary of State of The Commonwealth of Massachusetts.

     2. The Trustees further direct that, upon the execution of this Amended and Restated Certificate of Designation, the Trust take all necessary action to file a copy hereof with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Existing Declaration.

     IN WITNESS WHEREOF, the undersigned has set her hand and the seal of the Trust, this 10th day of May, 1996.

                            /s/ NORI L. GABERT
                            -------------------------------
                            Nori L. Gabert, Secretary

[TRUST SEAL]
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                                 ACKNOWLEDGMENT

STATE OF TEXAS )
               :
HARRIS COUNTY  ) ss.                               May 10, 1996

     Then personally appeared the above-named Nori L. Gabert and acknowledged the foregoing instrument to be her free act and deed.

     Before me,

                            /s/ ANGELIQUE M. VANACOR
                            -------------------------------
                            Notary Public

[NOTARY PUBLIC SEAL]